As filed with the Securities and Exchange Commission on February
3, 1995
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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 20, 1995


                          WEST COAST BANCORP
        (Exact name of registrant as specified in its charter)




            CALIFORNIA                         95-3586860
  (State or other jurisdiction of           (I.R.S. employer
  incorporation or organization)         identification number)


                    Commission file number 0-10897


                         535 EAST FIRST STREET
                      TUSTIN, CALIFORNIA 92680
         (Address of principal executive offices and zip code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (714) 724-8733

                            NOT APPLICABLE
     (Former name or former address, if changed since last report)

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               THIS REPORT INCLUDES A TOTAL OF 16 PAGES
                    THE EXHIBIT INDEX IS ON PAGE 6

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

          On January 20, 1995, West Coast Bancorp ("WCB"), formerly the holder of approximately 93.3% of the total outstanding shares of common stock of Sacramento First National Bank, a California corporation ("SFNB"), and Business & Professional Bank ("B&PB") consummated the transactions contemplated by that certain Plan and Agreement of Consolidation and Merger, dated as of June 22, 1994, as amended by that First Amendment, dated as of November 16, 1994, (the "Agreement"), relating to the acquisition of SFNB by B&PB. B&PB acquired SFNB through a consolidation (the "Consolidation") of SFNB with a wholly owned subsidiary of B&PB, followed by a merger of the consolidated entity with and into B&PB (the "Merger").

          Under the terms of the Agreement, SFNB was consolidated on January 20, 1995 with a wholly-owned subsidiary of B&PB ("B&PB Sub") under the national banking association charter of SFNB, and the separate corporate existence of both B&PB Sub and SFNB ceased. The directors and officers of B&PB Sub served as the directors and officers of the entity emerging from the consolidation (the "Consolidation Association"). Upon consummation of the Consolidation and without any action on the part of the holders thereof, (i) each issued and outstanding share of B&PB Sub Common Stock was converted into one share of issued and outstanding share of SFNB Common Stock, excluding any shares as to which dissenters' rights under Section 215 of Title 12 of the United States Code were perfected ("Dissenting Shares"), and were converted into the right to receive the Consolidation Consideration (as hereinafter defined). The time of effectiveness of the Consolidation, on January 20, 1995, is referred to in this description as the "Effective Time" and January 20, 1995, the date on which the Effective Time occurred, is referred to as the "Closing Date."

     Immediately following the Effective Time, the Consolidated Association merged with and into B&PB, with B&PB as the surviving corporation (the "Surviving Corporation"). The directors and officers of B&PB are the directors and officers of the Surviving Corporation except for Joanne Greenwood, former Chief Financial Officer of SFNB, who is now the Chief Financial Officer of the Surviving Corporation. Upon consummation of the Merger and without any action on the part of the holder thereof, (i) each issued and outstanding share of B&PB Common Stock continued to be outstanding as one share of common stock of the Surviving Corporation, and
(ii) each issued and outstanding share of Common Stock of the Consolidated Association was cancelled. The Merger became effective on January 20, 1995 at the time the agreement of merger with respect to the Merger bearing the certification of the California Secretary of State was filed with the California Superintendent of Banks.

     Upon consummation of the Consolidation, each share of SFNB Common Stock, other than Dissenting Shares, were converted into the right to receive the following consideration (the "Consolidation Consideration"): (i) cash in the amount of the quotient of
(A) $3,930,000 less the amount by which the filing fees and professional fees and expenses payable by SFNB in connection with the Consolidation and Merger exceed $300,000, divided by (B) the number of shares of SFNB Common Stock issued and outstanding at the Effective Time (the "Outstanding Shares"); (ii) cash in the amount of the quotient of (A) the net unrealized gains, if any, in SFNB's portfolio of investment securities as of the last day of the month immediately preceding the Closing Date (the "Measurement Date"), calculated in accordance with the procedures set forth in the Agreement, divided by (B) the Outstanding Shares; (iii) that fraction of a share of B&PB Common Stock that equals the quotient of (A) $2,500,000, divided by (B) the product of (x) the total shareholders' equity of B&PB as of the Measurement Date divided by the number of shares of B&PB Common Stock issued and outstanding as of that date, multiplied by (y) the Outstanding Shares; and (iv) a proportionate share of the Contingent Payment Amount, which equals fifty percent (50%) of the unutilized portion of a reserve established for the loans and other real estate owned contained in SFNB's loan portfolio at December 31, 1993 up to a maximum amount of $1,000,000.

          WCB received, upon consummation of the transactions contemplated by the Agreement, 243,546 shares of B&PB Common Stock and cash in the amount of $3,614,343.79.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Pro Forma Financial Information

               (i) Income Statement as of September 30, 1994 and pro forma adjustments

               (ii) Income Statement as of December 31, 1993 and
                    pro forma adjustments.

          (b)  Exhibits

          2.1 Plan and Agreement of Consolidation and Merger (the "Agreement"), by and between WCB, SFNB and B&PB, with exhibits.*

          2.2  Shareholder Agreement between WCB and B&PB.*

          2.3  First Amendment to the Agreement.

          *    Incorporated by reference to WCB's Report on Form
8-K, as filed with the Securities and Exchange Commission by EDGAR on June 28, 1994.

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WEST COAST BANCORP
                              (Registrant)



Date:  February 3, 1995       By /s/  John B. Joseph
                                   John B. Joseph, Chairman
                                   of the Board, President
                                   and Chief Executive Officer

Pro Forma Balance Sheet
West Coast Bancorp netted all assets and liabilities of Sacramento First National Bank ("Sacramento First") into "Net assets held for sale" on its September 30, 1994 Form 10-Q. Net assets held for sale represented the value of consideration expected to be received upon consummation of the sale. The actual Form 10-Q balance sheet for September 30, 1994 is the same as the required pro forma balance sheet. Therefore, the pro forma balance sheet is deemed unnecessary.

Pro Forma Income Statements
A summary of the actual results for the nine months ended September 30, 1994 and the pro forma income statement adjustments follows:

(in thousands,              9/30/94      PROFORMA       9/30/94
  except for share data)    10-Q         ADJUSTMENTS    PROFORMA
                            ------------------------------------
Interest income:
 Loans, including fees      $    12,181  $   (3,839)    $   8,342
 Investment securities              516        (395)          121
 Deposits with banks                110         (27)           83
 Federal Funds sold                 631        (175)          456
                            ------------------------------------
   Total interest income         13,438      (4,436)        9,002

Interest expense:
 Interest on deposits             3,463      (1,189)        2,274
 Other borrowed funds               382         (35)          347
                            ------------------------------------
   Total interest expense         3,845      (1,224)        2,621
                            ------------------------------------
Net interest income               9,593      (3,212)        6,381

Provision for possible
 credit losses                    3,039        (551)        2,488
                            ------------------------------------
Net interest income after
 provision for possible
 credit losses                    6,554      (2,661)        3,893

Other operating income            2,279        (609)        1,670
Other operating expenses         10,972      (3,058)        7,914
Loss on liquidation of
 WCV, Inc.                          100            -          100
Loss on proposed sale
 of Sacramento First              1,800      (1,800)            -
                            ------------------------------------
Loss before income tax          (4,039)        1,588      (2,451)

Income tax expense                   13          (1)           12
                            ------------------------------------
Net loss                        (4,052)        1,589      (2,463)
                            ====================================
Net loss per common share   $     (.44)  $       .17    $   (.27)
                            ====================================
Weighted average number of
 common shares outstanding        9,193            -        9,193
                            ====================================

West Coast Bancorp's income statement presented in the third quarter 1994 Form 10-Q included Sacramento First's operating results through June 30, 1994 and an expected loss from the sale of Sacramento First of $1.8 million. The pro forma adjustments shown above represent: income and expense for Sacramento First through June 30, 1994, an elimination for the 6.7% minority interest in Sacramento First's earnings, an elimination of the proposed loss on sale of Sacramento First and an adjustment to exclude Sacramento First from the consolidated income tax expense.

A summary of the actual results for the twelve months ended
December 31, 1993 and the pro forma income statement adjustments follows:

(in thousands,              12/31/93     PROFORMA       12/31/93
  except for share data)    10-K         ADJUSTMENTS    PROFORMA
                            ------------------------------------
Interest income:
 Loans, including fees      $    23,490  $   (8,509)    $  14,981
 Investment securities              814        (726)           88
 Deposits with banks                 56         (56)            -
 Federal funds sold                 718        (340)          378
                            ------------------------------------
   Total interest income    $    25,078  $   (9,631)    $  15,447

Interest expense:
 Interest on deposits             6,861      (3,114)        3,747
 Other borrowed funds               546         (73)          473
                            ------------------------------------
   Total interest expense         7,407      (3,187)        4,220
                            ------------------------------------
Net interest income              17,671      (6,444)       11,227

Provision for possible
 credit losses                    8,470      (1,925)        6,545
                            ------------------------------------
Net interest income after
 provision for possible
 credit losses                    9,201      (4,519)        4,682

Other operating income            3,110      (1,481)        1,629
Other operating expenses         23,883      (6,566)       17,317
Loss on liquidation of
 WCV, Inc.                          550            -          550
                            ------------------------------------
Loss before income tax         (12,122)          566     (11,556)

Income tax expense                 (15)            -         (15)
                            ------------------------------------
Net loss                       (12,107)          566     (11,541)
                            ====================================
Net loss per common share   $    (1.32)  $       .06    $  (1.26)
                            ====================================
Weighted average number
 of common shares
 outstanding                      9,185            -        9,185
                            ====================================

West Coast Bancorp's December 31, 1993 Form 10-K did not include any adjustment for the sale of Sacramento First. Therefore, pro forma adjustments include removing Sacramento First's income and expense, removing the 6.7% minority interest in Sacramento First's 1993 loss and excluding Sacramento First from the consolidated income tax expense.

                          Exhibit Index

                                                             Page

          2.1 Plan and Agreement of Consolidation and Merger, by and between West Coast Bancorp, Sacramento
               First National Bank and Business & Professional
               Bank, with exhibits (the "Agreement").*

          2.2 Shareholder Agreement between West Coast Bancorp and Business & Professional Bank.*


          2.3  First Amendment to the Agreement              10





          *    Incorporated by reference to WCB's Report on Form
8-K, as filed with the Securities and Exchange Commission by EDGAR on June 28, 1994.